Exhibit 5.4 and 23.4
                                                           --------------------

                               February 27, 2007



UBS Securities LLC
1285 Avenue of the Americas, 11th Floor
New York, New York 10019

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010-3629

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York  10019


MBIA Insurance Corp.
113 King Street
Armonk, New York 10504


      Re:   TBW Mortgage-Backed Trust 2007-1
            Mortgage-Backed Pass-Through Certificates, Series 2007-1
            --------------------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Mortgage Asset Securitization Transactions, Inc. (the "Company") UBS Securities LLC and Credit Suisse (USA) LLC in connection with the sale of Mortgage-Backed Pass-Through Certificates, Series 2007-1 (the "Certificates"), representing interests in a trust (the "Trust Fund") consisting primarily of a pool of fixed-rate one- to four-family mortgage loans (the "Mortgage Loans"). The Company purchased the Mortgage Loans from UBS Real Estate Securities Inc., ("UBSRES") pursuant to a mortgage loan purchase agreement, dated as of February 1, 2007 (the "Mortgage Loan Purchase Agreement"). Pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Pooling and Servicing Agreement") among the Company, UBSRES, as transferor, Wells Fargo Bank, N.A., as master servicer and trust administrator ("Wells") and the Bank of New York, as Trustee (the "Trustee"), the Company will transfer the Mortgage Loans to the Trustee to establish the Trust Fund. The Mortgage Loans were originally purchased by UBSRES from Taylor, Bean and Whitaker Mortgage Corp. ("TBW").

                      *          *          *          *

      To comply with U.S. Treasury regulations, we state that (i) this opinion is written to support the promotion and marketing by others of the transactions or matters addressed herein,


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(ii) this opinion is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties, and
(iii) each taxpayer to whom such transactions or matters are promoted or marketed should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.


                      *          *          *          *
      Twenty-one Classes of Certificates representing beneficial interests in the Trust will be issued pursuant to the Pooling and Servicing Agreement: (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7A, Class A-7B, Class A-8, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Public Certificates") and (ii) the Class C, Class P and Class R Certificates (the "Private Certificates").

      This opinion is being delivered pursuant to Article 6, paragraph (b) and
Article 6, paragraph (d) of the Underwriting Agreement dated February 26, 2007, among the Company, UBS Securities LLC and Credit Suisse Securities (USA) LLC (the "Underwriting Agreement"). All capitalized terms used herein and not defined shall have the meanings assigned to them in the Pooling and Servicing Agreement.

      In rendering the following opinions, we have examined (i) the Mortgage Loan Purchase Agreement; (ii) the Reconstituted Servicing Agreement dated as of February 1, 2007 among TBW and the Company; (iii) the Pooling and Servicing Agreement; (iv) the Underwriting Agreement; (v) the Insurance Agreement dated as of February 1, 2007, among MBIA Insurance Corporation, Wells, TBW, UBSRES, the Company and the Trustee (the "Insurance Agreement") (the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Reconstituted Servicing Agreement, and the Insurance Agreement are referred to herein as the "Transaction Documents"); (vi) the Certificate of Incorporation of the Company and UBSRES; (vii) the By-laws of the Company; (viii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Certificates and the purchase of the Mortgage Loans; (ix) the forms of the Certificates; (x) signed copies of the Registration Statement on Form S-3 (File No. 333-130373) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it was declared effective (the "Registration Statement") and (xi) the Company's Prospectus dated February 26, 2007 (the "Basic Prospectus") and the related Prospectus Supplement dated February 26, 2007 relating to the Public Certificates (the "Prospectus Supplement") (the Basic Prospectus, together with the Prospectus Supplement, are referred to herein as the "Prospectus") in the form in which they were filed pursuant to Rule 424 of the Commission. We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions expressed herein.

      We have assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Transaction Documents


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and the Underwriting Agreement, (ii) the legal capacity of natural persons,
(iii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies, (v) where we have reviewed the drafts of documents, the conformity of the final versions of those documents to the drafts thereof that we reviewed, (vi) except with respect to the Company to the extent expressly addressed below, the due organization of each of the parties to the Transaction Documents and the Underwriting Agreement and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except with respect to the Company and UBSRES to the extent expressly addressed below, the power and authority of all parties to the Transaction Documents and the Underwriting Agreement to enter into, perform under and consummate the transactions contemplated by each such document to which it is party, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) except with respect to the Company to the extent expressly addressed below, the due authorization by all necessary action, and the due execution and delivery, of the Transaction Documents and the Underwriting Agreement by the parties thereto and except as expressly addressed below, the constitution of each such document as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (ix) the absence of any other agreement that supplements or otherwise modifies the agreements expressed in the Transaction Documents and the Underwriting Agreement.

      Our opinion set forth below with respect to the enforceability of any right or obligation under any agreement is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to venue or forum, to confer subject matter jurisdiction on a federal court located within the State of New York to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction, to waive the right to jury trial, to impose a penalty or forfeiture, to release, exculpate or exempt a party from, or indemnify that party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, to sever any provision of any agreement, to restrict access to legal or equitable remedies, to establish evidentiary standards, to appoint any person or entity as the attorney-in-fact of any other person or entity, to require that any agreement may only be amended, modified or waived in writing, to provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy, to provide that the failure to exercise or the delay in exercising rights or remedies which cannot be waived as a matter of law shall constitute a waiver of such rights or remedies, to provide for waiver of usury, stay, extension or similar laws, to provide for set-off unless there is mutuality between the parties or to provide that any agreement is to be governed by or construed in accordance with the laws of any jurisdiction, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

      Based upon, and subject to, the foregoing we are of the opinion that:

            1. Each of the Company and UBSRES is validly existing as a corporation in good standing under the laws of the State of Delaware.

            2. The Company has the corporate power and corporate authority to carry on its business as described in the Prospectus and to own and operate its properties in connection therewith.

            3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            4. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and each is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A)

      such enforcement is subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            5. The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by USBRES and is a valid binding obligation of UBSRES enforceable against UBSRES in accordance with its terms, except that (A) such enforcement is subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            6. The execution and delivery by the Company of the Transaction Documents are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issuance and sale of the Certificates, nor the consummation of the transactions contemplated in the Underwriting Agreement nor the fulfillment of the terms of such Underwriting
      Agreement will (i) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, to the best of our knowledge, any New York or federal law, administrative regulation or administrative or court decree applicable to the Company or (ii) constitute a default under any material contract known to us to which the Company is a party; provided that for purposes of this clause (ii) we have not been asked to perform and have not performed any independent investigation.

            7. The Public Certificates have been duly authorized by the Company and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for pursuant to the Underwriting Agreement and the Pooling and Servicing Agreement, will be duly issued and entitled to the benefits of the Pooling and Servicing Agreement.

            8. To the best of our knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New York or federal court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the 1933 Act or such as may be required under state securities or Blue Sky laws.

            9. The Registration Statement is effective under the 1933 Act and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

            10. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

            11. The statements in the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

            12. The Trust Fund created by the Pooling and Servicing Agreement is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

            13. The statements in the Prospectus under the caption "Description of the Offered Certificates," insofar as such statements purport to summarize certain terms of the Certificates and certain provisions of the Pooling and Servicing Agreement, constitute a fair summary of such terms and provisions in all material respects.

            14. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date thereof (other than the financial statements and other financial, statistical and numerical information included therein, as to which no opinion is rendered), each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the rules and regulations thereunder; provided that for purposes of this opinion and the information relating to the Trustee,


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      TBW, the Custodian, the Certificate Insurer, the Class A-1 Cap Provider
      and the Class A-2 Cap Provider, we have not been asked to perform and have not performed any independent investigation.

            15. The Public Certificates (other than the Class M-4, Class M-5, Class M-6, Class M-7, M-8 and Class M-9 Certificates) will be mortgage related securities, as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so long as (a) such Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (b) the Mortgage Loans meet the requirements of clauses
      (i) and (ii) of Section 3(a)(41)(A) of the Exchange Act.

      We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the corporation law of the State of Delaware.

      We are furnishing this opinion to you solely for your benefit, and this opinion shall not be relied upon by any other person, except that the Trustee may also rely on this opinion. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                               Very truly yours,

                               /s/ Sidley Austin LLP